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                                                                  Exhibit 10(28)

                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is entered into as of November 1, 1999, by and between Harrah's Operating Company, Inc. ("Company") and Janis
L. Jones ("Executive").

         The Company and the Executive agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Executive as Senior Vice President of Communications or in such other capacity as the Company reasonably shall designate. The Executive may be an employee of the Company or one of its subsidiaries.

         2. DUTIES. During the term of this Agreement ("Active Employment"), the Executive shall devote substantially all of her working time, energies, and skills to the benefit of the Company's business. The Executive agrees to serve the Company diligently and to the best of her ability, and to follow the policies and directions of the Company.

         3. COMPENSATION. The Executive's compensation and benefits during her Active Employment shall be as follows:

             (a) BASE SALARY. The Company shall pay the Executive a base salary ("Base Salary") of $250,000 per year, which will be reviewed annually by the Company during the term of this Agreement in accordance with its compensation practices regarding senior executives. The Executive's Base Salary shall be paid biweekly in accordance with the Company's normal payroll schedule. All payments shall be subject to the Executive's chosen benefit deductions and the deduction of payroll taxes and similar assessments as required by law.

             (b) BONUS. In addition to the Base Salary, the Executive shall be eligible for an annual bonus in accordance with the Company's bonus plan.

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         4. INSURANCE AND BENEFITS. The Executive will be eligible to participate in each employee benefit plan and receive each executive benefit that the Company provides for its senior executives, in accordance with the applicable plan rules.

         5. TERM. The term of this Agreement shall be for four (4) years, beginning November 1, 1999, and ending October 31, 2003.

         6. NO CAUSE TERMINATION/NON-RENEWAL OF AGREEMENT. The Company may terminate the Executive's Active Employment at any time without cause upon thirty (30) days' prior written notice ("no cause termination"). The Company also, in its sole discretion, may elect not to renew this Agreement upon its expiration ("non-renewal of Agreement"). In the event of such no cause termination or non-renewal of Agreement, the Executive shall remain an employee of the Company during the subsequent Salary Continuation Period and shall be entitled only to the salary and benefits set forth below, unless otherwise specified in this Agreement.

                                                     Termination Date of
Compensation or Benefit                              Compensation or Benefit
-----------------------                              -----------------------
Base Salary (rate as of Separation Date)             18 months (78 weeks) ("Salary
                                                     Continuation Period") from
                                                     last day of Active Employment
                                                     ("Separation Date").

PTO and Service Credit                               Separation Date (accrued PTO
                                                     will be paid within 30 days of
                                                     Separation Date).

Use of Credit Cards                                  Separation Date.

Bonus--Payment and Eligibility                       (i) Eligible for prior year
                                                     bonus if Separation Date
                                                     occurs during payment year but
                                                     prior to payment; (ii)
                                                     eligible for prorated bonus

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

                                                     for the then current year if
                                                     in job for more than 6 months
                                                     and Separation Date occurs
                                                     after June 30; (iii) not
                                                     eligible for bonus for year
                                                     following Separation Date.

Group Health and Life Insurance                      End of Salary Continuation
                                                     Period.
                                                     18-month COBRA rights period
                                                     for health insurance
                                                     will commence on Separation
                                                     Date. (See also Paragraph 10.)

Retaining Existing Stock Options for                 Stock options are retained for
Vesting and Other Rights                             exercise and vesting through end
                                                     of Salary Continuation Period.
                                                     Exercise of vested options
                                                     after Salary Continuation
                                                     Period per plan rules.

                                                     Accelerated vesting of all
                                                     options if Change of
                                                     Control occurs during
                                                     Salary Continuation Period.

Retaining Existing Restricted Stock for              All restricted stock that is
Vesting and Other Rights                             unvested as of the Separation
                                                     Date will be forfeited on that
                                                     date. Forfeited restricted stock
                                                     will not vest upon a Change
                                                     in Control during Salary
                                                     Continuation.

Eligibility for New Restricted Stock or New          Separation Date.
Stock Options

TARSAP                                               Next potential vesting, based on
                                                     Performance targets, after

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

                                                     Separation Date, at CEO's and
                                                     HRC's discretion. Accelerated
                                                     vesting of all shares if
                                                     Change of Control occurs during
                                                     Salary Continuation. Unvested
                                                     TARSAP shares at the end of Salary
                                                     Continuation are forfeited.

Use of Financial Counseling per Plan                 End of Salary Continuation Period.
Provisions                                           The maximum remaining benefit shall
                                                     be the annual benefit remaining as
                                                     of Separation Date.

Savings and Retirement Plan Deductions               End of year of Separation Date.
(Active Participation)                               Employment termination date will
                                                     be termination date under S&RP.

Executive Deferred Compensation                      End of year of Separation Date.
Plan/Deferred Compensation Plan (Active              Distribution will commence after
Participation)                                       Salary Continuation Period, in
                                                     accordance with previously made
                                                     elections, and at the termination
                                                     rate unless the Executive
                                                     qualifies for the retirement rate.
                                                     (See also Paragraph 11.) 3X death
                                                     benefit provision waived for
                                                     death after Separation Date.
                                                     EDCP and other deferred compensation
                                                     balances will continue to be
                                                     protected by then existing Escrow
                                                     Agreement subject to all terms and
                                                     conditions thereof including its
                                                     termination provisions.

                                       4

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         7. DEATH OF EXECUTIVE. Upon the death of the Executive during her
Active Employment, her salary and all rights and benefits hereunder will terminate, and her estate and beneficiary(ies) will receive the benefits to which they are entitled under the terms of the Company's benefit plans and programs by reason of a participant's death during employment, including the 3X death benefit provided by the EDCP (3X death benefit applies only if death occurs during Active Employment) and the applicable rights and benefits under the Company's stock plans. If the Executive dies during the Salary Continuation Period, all of the provisions of the previous sentence apply except that the remaining salary continuation will be paid in a lump sum to the Executive's estate.

         8. TERMINATION BY COMPANY FOR CAUSE. The Company shall have the right to terminate the Executive's Active Employment for cause. Employment status and all salary and benefits shall thereupon cease, except COBRA rights and as otherwise provided in applicable benefit plans. Termination for cause shall be effective immediately upon notice sent or given to the Executive and this effective date will be both her Separation Date and date of termination of employment. For purposes of this Agreement, the term "cause" shall mean and be strictly limited to: (i) conviction of any crime that materially discredits the Company or is materially detrimental to the reputation or goodwill of the Company; (ii) commission of any material act of fraud or dishonesty against the Company, or commission of an immoral or unethical act that materially reflects negatively on the Company, or engaging in willful misconduct; provided that the Executive shall first be provided with written notice of the claim against her under this provision (ii) and with an opportunity to contest said claim before the Board of Directors; or (iii) material breach of the Executive's obligations under Paragraph 2. of this Agreement, as so determined by the Board of Directors.

         9. VOLUNTARY TERMINATION/NOTICE PERIOD. The Executive may terminate this Agreement voluntarily at any time and for any or no reason during its term upon thirty (30) days' prior written notice to the Company, except as specified in


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

this paragraph. If the Executive is going to work or act in competition with the Company as described in Paragraph 14. of this Agreement, the Executive must give the Company six (6) months' prior written notice of her intention to do so. The written notice provided by the Executive shall specify the last day to be worked by the Executive ("Separation Date"), which Separation Date under this Paragraph
9. shall also be her termination of employment date and must be at least thirty
(30) days or six (6) months (as appropriate) after the date the notice is received by the Company. Unless otherwise specified herein, or in a writing executed by both parties, the Executive shall not receive any of the benefits provided in this Agreement after the Separation Date set forth in her written notice except for applicable rights and benefits that apply to employees generally upon termination of employment.

         10. CERTAIN HEALTH INSURANCE BENEFITS. If (i) the Executive reaches the age of 50 and, when added to her number of years of continuous service with the Company including any period of salary continuation, the sum of her age and years of service equals or exceeds 65, and at any time after the occurrence of both such events the Executive's employment is terminated pursuant to Paragraph 6., above; or (ii) the Executive reaches the age of 55 and has attained 10 years of continuous service with the Company including any period of salary continuation, and at any time after the occurrence of both such events the Executive's employment terminates for any reason other than by the Company for "cause" as described in paragraph 8., above, the Executive and her then-eligible dependents shall be entitled to participate in the Company's group health insurance plan, as amended from time to time by the Company, after the Executive's Separation Date or the end of the Salary Continuation Period, as applicable, for the remainder of the Executive's life ("Life Coverage Period"). During the Life Coverage Period, the Executive shall pay 20% of the current premium (revised annually) on an after-tax basis each quarter, and the Company shall pay 80% of said premium on an after-tax basis, which contribution will be imputed income to the Executive. As soon after the Separation Date as the Executive becomes eligible for Medicare coverage, the

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Company's group health insurance plan shall become secondary to Medicare.

         If the Executive engages in any of the activities described in Paragraph 14.(a), below during the Life Coverage Period, the entitlement of the Executive and her then-eligible dependents to participate in the Company's group health insurance plan shall terminate automatically, without any further action or notice by either party, subject to applicable COBRA rights, which shall commence on the Separation Date. If the Executive engages in any of the activities described in said Paragraph 14.(a)(i) in a business which does not compete with the Company or any of its subsidiaries during the Life Coverage Period, the Company's group health insurance plan shall become secondary to any primary health insurance plan or coverage made available to the Executive by that business.

         The Executive shall also receive the benefits and be bound by the provisions of this Paragraph 10 if a Change in Control, as defined in the Executive's Severance Agreement, occurs following the effective date of this Agreement.

         11. EDCP RETIREMENT RATE. If the Executive reaches the age of 50 and, when added to her number of years of continuous service with the Company, the sum of her age and years of service equals or exceeds 65, and at any time after the occurrence of both such events the Executive's employment is terminated pursuant to Paragraph 6., above, the Executive shall be entitled to receive her distributions from EDCP at the retirement rate. For EDCP retirement rate purposes, the Executive will receive service credit for the Salary Continuation Period.

         12. CHANGE IN CONTROL. If a Change in Control, as defined in the Executive's Severance Agreement, occurs during the Executive's Active Employment, and if the Severance Agreement is in force when the Change in Control occurs, then the Severance Agreement supersedes and replaces this Agreement except as provided in Paragraph 10. If, prior to a Change in Control (as defined above), the Executive's Active Employment has been terminated for any

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reason by either party or this Agreement is not renewed by the Company, then the Executive's Severance Agreement terminates automatically.

         13. DISABILITY. If the Executive becomes disabled prior to the termination of her Active Employment or the non-renewal of this Agreement, she will be entitled to apply at her option for the Company's long-term disability benefits. If she is accepted for such benefits, then the terms and provisions of the Company's benefit plans and the programs (including the EDCP and the Company's Stock Option and Restricted Stock Plans) that are applicable in the event of such disability of an employee shall apply in lieu of the salary and benefits under this Agreement, except that (i) the Escrow Agreement (if then in force) and her indemnification agreement will continue in force (the Escrow Agreement will be subject to amendment or termination in accordance with its terms), and (ii) she will be entitled to the lifetime group insurance benefits as described in Paragraph 10 if the terms and conditions of Paragraph 10 are satisfied. If the Executive is disabled so that she cannot perform her duties (as determined by the Human Resources Committee (HRC)), and if she does not apply for long-term disability benefits or is not accepted for such benefits, then the Company may terminate her duties under this Agreement. In such event, she will receive eighteen months Salary Continuation, together with all other benefits associated with salary continuation as described in Paragraph 6. However, during such period of salary continuation for disability, Executive will not be eligible to participate in the annual bonus plan, nor will she be eligible to receive stock option or restricted stock grants or any other long-term incentive awards except to the extent approved by the HRC.

         If the Executive becomes disabled during the Salary Continuation Period, she will be entitled only to the salary and benefits described in Paragraphs 6. and 10., above, for the periods set forth in those respective paragraphs and subject to the provisions and requirements therein.


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         14. NON-COMPETITION.

               (a) NON-COMPETITION. During the Executive's Active Employment, and during the Salary Continuation Period described in Paragraph 6., above, the
Executive:

                   (i) shall not engage in any activity, including development activity, whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee, consultant or otherwise, in competition with (x) the casino, casino/hotel and/or casino/resort businesses conducted at the date hereof by the Company, or any subsidiary or affiliate ("Company" for purposes of this paragraph 14) or (y) any casino, casino/hotel and/or casino/resort business in which the Company is substantially engaged at any time during the Active Employment period;

                   (ii) shall not solicit, in competition with the Company, any person who is a customer of the businesses conducted by the Company at the date hereof or of any business in which the Company is substantially engaged at any time during the term of this Agreement.

               (b) SCOPE OF COVENANTS; REMEDIES. The following provisions shall apply to the covenants of the Executive contained in this Paragraph 14:

                   (i) the covenants contained in paragraphs (i) and (ii) of Paragraph 14.(a) shall apply within the United States, Canada and Mexico, plus any territories in which Company is actively engaged in the conduct of business while the Executive is employed under this Agreement, including, without limitation, the territories in which customers are then being solicited;

                   (ii) without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in this Paragraph 14., it is expressly agreed by the Executive

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

and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

                   (iii) each party intends and agrees that if, in any action before any court or agency legally empowered to enforce the covenants contained in this Paragraph 14., any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

         15. Any confidentiality/non-solicitation agreement that Executive has signed with the Company shall remain in full force and effect according to its terms.

         16. POST ACTIVE-EMPLOYMENT COOPERATION. Upon the termination of her Active Employment, the Executive will cooperate with, and provide information to, the Company in assuring an orderly transition of all matters being handled by her. Upon the Company providing reasonable notice to her, she will also appear as a witness at the Company's request and/or assist the Company in any litigation, bankruptcy or similar matter in which the Company or any affiliate thereof is a party; provided that the Company will defray any approved out-of-pocket expenses incurred by her in connection with any such appearance and that, if the Executive is no longer receiving salary compensation from the Company, the Company will compensate her for all time spent, at either her then current compensation rate or her salary rate as of the Separation Date, whichever is higher. The Company agrees further to indemnify her as prescribed in her Indemnification Agreement and Article TENTH of the Certificate of Incorporation of Harrah's Entertainment, Inc., as amended, filed on November 2, 1989, in the Office of the Secretary of State of the State of Delaware and recorded in Book 935, Page 780, et seq.

         17. RELEASE. Upon the termination of the Executive's Active Employment, and in consideration of the receipt of

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the salary and benefits described in this Agreement, except for claims arising from the covenants, agreements, and undertakings of the Company as set forth herein and except as prohibited by statutory language, the Executive forever and unconditionally waives, and releases Harrah's Entertainment, Inc., Harrah's Operating Company, Inc., their subsidiaries and affiliates, and their officers, directors, agents, benefit plan trustees, and employees ("Released Parties") from any and all claims, whether known or unknown, and regardless of type, cause or nature, including but not limited to claims arising under all salary, vacation, insurance, bonus, stock, and all other benefit plans, and all state and federal anti-discrimination, civil rights and human rights laws, ordinances and statutes, including Title VII of the Civil Rights Act of 1964 and the Age Discrimination in Employment Act, concerning her employment with Harrah's Operating Company, Inc., its subsidiaries and affiliates, and the cessation of that employment.

         18.  GENERAL PROVISIONS.

               (a) NOTICES. Any notice to be given hereunder by either party to the other may be effected by personal delivery, in writing, or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change her or its address by written notice in accordance with this Paragraph 18.(a). Notices shall be deemed communicated as of the actual receipt or refusal of receipt.


         If to Executive:  Janis L. Jones
                           9833 Glenrock
                           Las Vegas, NV  89134

         If to Company:    Harrah's Operating Company, Inc.
                           5100 W. Sahara Blvd., Ste. 200
                           Las Vegas, NV  89146
                           Attn:  General Counsel


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               (b) PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and without being impaired or invalidated in any way.

               (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws provisions.

               (d) NO CONFLICTING AGREEMENT. By signing this Agreement, Executive warrants that she is not a party to any restrictive covenant, agreement or contract which limits the performance of her duties and responsibilities under this Agreement or under which such performance would constitute a breach.

               (e) HEADINGS. The Section, paragraph, and subparagraph headings are for convenience or reference only and shall not define or limit the provisions hereof.

               (f) AMENDMENTS. Any amendments to this Agreement must be in writing and signed by both parties.

               (g) BINDING AGREEMENT. This Agreement is binding on the parties and their heirs, successors and assigns.

               (h) SURVIVAL OF PROVISIONS. The provisions of this Agreement shall survive any termination thereof if so provided herein and if necessary or desirable fully to accomplish the purposes of such provisions, including without limitation the rights and obligations of the Executive under Paragraphs 6, 14, 15, 16 and 17 hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



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                            Harrah's Operating Company, Inc.


                            By: /s/ PHILIP G. SATRE
                                ------------------------------
                                 Philip G. Satre
                                 Chairman of the Board and
                                 Chief Executive Officer


                               /s/ JANIS L. JONES
                               ------------------------------
                                 Janis L. Jones
                                 Executive





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